UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 11, 2016

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant's telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, the Board of Directors of RealNetworks, Inc. elected Christopher R. Jones to serve as a member of the board. Mr. Jones will also serve as a member of the RealNetworks Audit Committee.
Mr. Jones, age 47, serves as Engineering Director for Microsoft Corporation, leading the engineering team for Microsoft Health spanning mobile, web, and cloud services, a position he has held since October 2015. Previously, from February 2000 to October 2015, Mr. Jones served as a Corporate Vice President in various business divisions at Microsoft, including OneDrive & SharePoint, Windows Services, and Windows, where he led the engineering teams for several Microsoft products, such as OneDrive and OneDrive for Business, SharePoint Online and SharePoint Server, Outlook.com and other consumer services, and Windows XP. Mr. Jones joined Microsoft in August 1991, and held several program management and engineering roles prior to being named a Corporate Vice President. Mr. Jones currently serves on the Board of Trustees of The Bush School. Mr. Jones holds a B.S. degree in mathematical and computational sciences from Stanford University.
A description of the compensation payable to Mr. Jones for his services as a director and an Audit Committee member is set forth under the caption "Compensation of Directors" in the RealNetworks definitive proxy statement dated September 15, 2015.
Item 7.01. Regulation FD.

The RealNetworks press release dated July 12, 2016 announcing Mr. Jones's election as a new director is included as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
Pursuant to the rules and regulations of the SEC, the attached exhibits are deemed to have been furnished to, but not filed with, the SEC.

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated July 12, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Corporate Secretary
Dated: July 12, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of RealNetworks, Inc. dated July 12, 2016